Exhibit 8.1

                                  May 28, 1999

Board of Directors
Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, PA 19610

Board of Directors
Peoples Bancorp, Inc.
134 Franklin Corner Road
Lawrenceville, NJ 08648

Re:      Merger of Peoples Bancorp, Inc. with and into Sovereign
         Bancorp, Inc.; Merger of Trenton Savings Bank with and into Sovereign Bank

Lady and Gentlemen:

     You have requested our opinion in connection with the transaction contemplated by the Agreement and Plan of Merger (the "Holding Company Merger Agreement"), dated as of September 7, 1998, between Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"), and Peoples Bancorp, Inc., a Delaware corporation ("Peoples"), pursuant to which Peoples will be merged with and into Sovereign, which will be the surviving corporation. At the Effective Date of such merger (the "Merger"), each share of Peoples Common Stock issued and outstanding immediately prior to such date will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of Sovereign Common Stock as is provided in Section 1.02(e) of the Holding Company Merger Agreement. No fractional shares of Sovereign Common Stock will be issued. In lieu thereof, shareholders of Peoples will receive cash in an amount determined pursuant to Section 1.02(e) of the Holding Company Merger Agreement. Peoples shareholders will not be entitled to exercise dissenters' rights in connection with the Merger. All shares of Peoples Common Stock held as treasury

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Board of Directors, Sovereign Bancorp, Inc.
Board of Directors, Peoples Bancorp, Inc.
May 28, 1999
Page 2

shares by Peoples or held by a Peoples Subsidiary, Sovereign, or a Sovereign Subsidiary on the Effective Date of the Merger will be canceled, and no shares of Sovereign Common Stock or other property will be delivered in exchange therefor. Attached to and trading with each share of Sovereign Common Stock are certain "poison pill" rights (the "Rights") issued pursuant to the Sovereign Rights Agreement.

     You have also requested our opinion in connection with the transaction contemplated by the Bank Plan of Merger, dated as of September 7, 1998, between Sovereign Bank, a federal savings bank, and Trenton Savings Bank, F.S.B., a federal savings bank ("Trenton Savings"), pursuant to which Trenton Savings will, concurrently with or as soon as practicable after the closing of the Merger of Peoples with and into Sovereign, be merged with and into Sovereign Bank, which will be the surviving institution. At the effective date of such merger (the "Bank Merger"), all of the issued and outstanding shares of Trenton Savings Common Stock and all shares of Trenton Savings Common Stock held as treasury shares will be canceled, and no shares of Sovereign Bank Common Stock will be delivered in exchange therefor.

     This opinion is being furnished pursuant to Sections 5.01(j) and 5.02(j) of the Holding Company Merger Agreement. All capitalized terms herein, unless otherwise specified, have the meanings assigned thereto in the Holding Company Merger Agreement and its exhibits.

     In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Holding Company Merger Agreement, the exhibits thereto, and such other documents as we have deemed necessary or appropriate for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the foregoing documents and upon statements and representations of officers and other representatives of Peoples and Sovereign, including certain written representations of the managements of Peoples and Sovereign annexed hereto. The opinions expressed herein are

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Board of Directors, Sovereign Bancorp, Inc.
Board of Directors, Peoples Bancorp, Inc.
May 28, 1999
Page 3

conditioned on the initial and continuing accuracy of the facts, information, and representations contained in the aforesaid documents or otherwise referred to above.

     In preparing our opinion, we have considered applicable provisions of the IRC, Treasury regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have deemed relevant.

     Based solely upon the foregoing and upon the assumptions set forth herein, and subject to the qualifications and caveats set forth herein, we are of the opinion that, under present law, for federal income tax purposes:

     1. The Merger will constitute a reorganization within the meaning of IRC
Section 368(a)(1)(A).

     2. Peoples and Sovereign will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

     3. Neither Peoples nor Sovereign will recognize any gain or loss upon the transfer of Peoples' assets to Sovereign in exchange solely for Sovereign Common Stock (including any fractional share interests) and the assumption by Sovereign of the liabilities of Peoples.

     4. The basis of the Peoples assets in the hands of Sovereign will be the same as the basis of such assets in the hands of Peoples immediately prior to the Merger.

     5. The holding period of the assets of Peoples to be received by Sovereign will include the period during which the assets were held by Peoples.

     6. No gain or loss will be recognized by the shareholders of Peoples on the receipt of Sovereign Common Stock (including any fractional share interests) solely in exchange for their shares of Peoples Common Stock.

     7. The basis of the Sovereign Common Stock (including any fractional share interests) to be received by the Peoples shareholders in the Merger will be the same as the basis of the Peoples Common Stock surrendered in exchange therefor.

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Board of Directors, Sovereign Bancorp, Inc.
Board of Directors, Peoples Bancorp, Inc.
May 28, 1999
Page 4

     8. The holding period of the Sovereign Common Stock (including any fractional share interests) to be received by the Peoples shareholders in the Merger will include the period during which the Peoples shareholders held their Peoples Common Stock, provided the shares of Peoples Common Stock are held as a capital asset on the Effective Date of the Merger.

     9. The payment of cash in lieu of fractional share interests of Sovereign Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by Sovereign. Such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in IRC Section 302(a).

     10. The Rights transferred with the shares of Sovereign Common Stock will not constitute "other property" within the meaning of IRC Section 356(a)(1)(B).

     11. As provided in IRC Section 381(c)(2) and related Treasury regulations, Sovereign will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Peoples as of the Effective Date of the Merger. Any deficit in the earnings and profits of Sovereign or Peoples will be used only to offset the earnings and profits accumulated after the Merger.

     12. Pursuant to IRC Section 381(a) and related Treasury regulations, Sovereign will succeed to and take into account the items of Peoples described in IRC Section 381(c). Such items will be taken into account by Sovereign subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

     13. The Bank Merger will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

     14. Trenton Savings and Sovereign Bank will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

     15. Neither Trenton Savings nor Sovereign Bank will recognize any gain or loss upon the transfer of Trenton Savings' assets to Sovereign Bank in constructive exchange solely for

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Board of Directors, Sovereign Bancorp, Inc.
Board of Directors, Peoples Bancorp, Inc.
May 28, 1999
Page 5

Sovereign Bank Common Stock and the assumption by Sovereign Bank of the liabilities of Trenton Savings.

     16. The basis of the Trenton Savings assets in the hands of Sovereign Bank will be the same as the basis of such assets in the hands of Trenton Savings immediately prior to the Bank Merger.

     17. The holding period of the Trenton Savings assets in the hands of Sovereign Bank will include the period during which such assets were held by Trenton Savings.

     18. No gain or loss will be recognized by Sovereign, as the shareholder of Trenton Savings, upon the constructive receipt of shares of Sovereign Bank Common Stock in exchange for the Trenton Savings Common Stock surrendered in exchange therefor in the Bank Merger.

     19. The basis of the Sovereign Bank Common Stock to be held by Sovereign after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the Trenton Savings Common Stock surrendered in the constructive exchange.

     20. As provided in IRC Section 381(c)(2) and related Treasury regulations, Sovereign Bank will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Trenton Savings as of the effective date of the Bank Merger. Any deficit in the earnings and profits of Sovereign Bank or Trenton Savings will be used only to offset the earnings and profits accumulated after the Bank Merger.

     21. Pursuant to IRC Section 381(a) and related Treasury regulations, Sovereign Bank will succeed to and take into account the items of Trenton Savings described in IRC Section 381(c). Such items will be taken into account by Sovereign Bank subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

     We call your attention to the fact that certain portions of this opinion relating to the federal income tax treatment of Peoples shareholders may not be applicable to persons who received their Peoples Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, or to

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Board of Directors, Sovereign Bancorp, Inc.
Board of Directors, Peoples Bancorp, Inc.
May 28, 1999
Page 6

foreign persons or persons who, because of their circumstances or status, are subject to special federal income tax treatment.

     Except as set forth above, we express no other opinion as to the tax consequences of the mergers and related transactions to any party under federal, state, local or foreign laws.


                                                     Very truly yours,

                                                     /s/ STEVENS & LEE
                                                         -------------

                              PEOPLES BANCORP, INC.
                              OFFICER'S CERTIFICATE

     The undersigned authorized officer of Peoples Bancorp, Inc., a Delaware corporation ("Peoples"), in connection with the opinion to be delivered by Stevens & Lee, P. C., as to certain of the federal income tax consequences of
(i) the proposed merger (the "Merger") of Peoples with and into Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"), pursuant to the Agreement and Plan of Merger, dated as of September 7, 1998 between Sovereign and Peoples, and (ii) the subsequent merger (the "Bank Merger") of Trenton Savings Bank, F.S.B., a federal savings bank ("Trenton Savings"), with and into Sovereign Bank, a federal savings bank, pursuant to the Bank Plan of Merger, dated as of September 7, 1998, between Sovereign Bank and Trenton Savings, and recognizing that such law firm will rely on this Certificate in delivering such opinion, hereby certifies on behalf of Peoples and Trenton Savings, to the best knowledge and belief of the management of Peoples and Trenton Savings, at all times up to and including the respective effective dates of the mergers, that:

     1. The fair market value of the Sovereign common stock to be received by each Peoples shareholder will be approximately equal to the fair market value of the Peoples common stock exchanged therefor.

     2. There is no plan or intention on the part of the Peoples shareholders to sell, exchange, or otherwise dispose of, to Peoples, Sovereign or any other person a number of shares of Sovereign common stock to be received in the Merger that would reduce such shareholders' ownership of Sovereign common stock to a number of shares having a value, as of the effective date of such Merger, of less than 50% of the value of all of the formerly outstanding Peoples common stock as of the same date. Shares of Peoples common stock exchanged for cash in lieu of fractional shares of Sovereign common stock will be considered in making this representation. Moreover, shares of Peoples common stock and shares of Sovereign common stock held by Peoples shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to such Merger will be considered in making this representation.

     3. The liabilities of Peoples assumed by Sovereign and the liabilities to which the transferred assets of Peoples are subject were incurred by Peoples in the ordinary course of its business.

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     4. Sovereign, Peoples, and the shareholders of Peoples will pay their respective expenses, if any, incurred in connection with the Merger.

     5. There is no intercorporate indebtedness existing between Peoples and Sovereign that was issued, acquired, or will be settled at a discount.

     6. No two parties to the Merger have more than 25% of the value of their assets invested in stock and securities of any one issuer and not more than 50% of the value of their assets invested in five or fewer issuers.

     7. Peoples is not insolvent and is not under the jurisdiction of a bankruptcy or similar court, a receivership, a foreclosure, or similar proceeding of a Federal or State court.

     8. The fair market value of the assets of Peoples transferred to Sovereign will equal or exceed the sum of the liabilities assumed by Sovereign plus the amount of the liabilities, if any, to which the transferred assets are subject.

     9. The payment of cash in lieu of fractional shares of Sovereign common stock is solely for the purpose of avoiding the expense and inconvenience to Sovereign of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Peoples shareholders of record instead of issuing fractional shares of Sovereign common stock will not exceed 1% of the total consideration that will be issued in the Merger to the shareholders of Peoples in exchange for their shares of Peoples common stock. The fractional share interests of each Peoples shareholder of record will be aggregated, and no Peoples shareholder will receive cash in an amount equal to or greater than the value of one full share of Sovereign common stock.

     10. None of the compensation received by any shareholder-employees of Peoples will be part of the consideration for Peoples common stock. The compensation to be paid to shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid by third parties bargaining at arm's length for similar services. None of the stock to be received by any shareholder-employee of Peoples is separate consideration for any compensation owed to such shareholder-employee.

     11. The liabilities of Trenton Savings assumed by Sovereign Bank and the liabilities to which the transferred assets of

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Trenton Savings are subject were incurred by Trenton Savings in the ordinary course of its business.

     12. There is no intercorporate indebtedness existing between Sovereign Bank and Trenton Savings that was issued, acquired, or will be settled at a discount.

     13. No two parties to the Bank Merger have more than 25% of the value of their assets invested in stock and securities of any one issuer and not more than 50% of the value of their assets invested in five or fewer issuers.

     14. Trenton Savings is not insolvent and is under the jurisdiction of a bankruptcy or similar court, a receivership, a foreclosure, or similar proceeding of a Federal or State court.

     15. The fair market value of the assets of Trenton Savings transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     16. The total adjusted basis of the assets of Trenton Savings transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     IN WITNESS WHEREOF, I have, on behalf of Peoples and Trenton Savings, signed this certificate as of the 28th day of May, 1999.


                           PEOPLES BANCORP, INC.


                           By: /s/ Wendell T. Breithaupt
                               -------------------------

                           Name: Wendell T. Breithaupt
                                 ---------------------

                           Title:  President and Chief Executive Officer

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



                             SOVEREIGN BANCORP, INC.
                              OFFICER'S CERTIFICATE

     The undersigned authorized officer of Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"), in connection with the opinion to be delivered by Stevens & Lee, P. C., as to certain of the federal income tax consequences of (i) the proposed merger (the "Merger") of Peoples Bancorp, Inc., a Delaware corporation ("Peoples"), with and into Sovereign pursuant to the Agreement and Plan of Merger, dated as of September 7, 1998, between Sovereign and Peoples, and (ii) the subsequent merger (the "Bank Merger") of Trenton Savings Bank, F.S.B., a federal savings bank ("Trenton Savings"), with and into Sovereign Bank, a federal savings bank, pursuant to the Bank Plan of Merger, dated as of September 7, 1998, between Sovereign Bank and Trenton Savings, and recognizing that such law firm will rely on this Certificate in delivering such opinion, hereby certifies on behalf of Sovereign and Sovereign Bank, to the best knowledge and belief of the management of Sovereign and Sovereign Bank, at all times up to and including the respective effective dates of the mergers, that:

     1. The fair market value of the Sovereign common stock to be received by each Peoples shareholder will be approximately equal to the fair market value of the Peoples common stock exchanged therefor.

     2. There is no plan or intention on the part of the Peoples shareholders to sell, exchange, or otherwise dispose of, to Peoples, Sovereign or any other person a number of shares of Sovereign common stock to be received in the Merger that would reduce such shareholders' ownership of Sovereign common stock to a number of shares having a value, as of the effective date of such Merger, of less than 50% of the value of all of the formerly outstanding Peoples common stock as of the same date. Shares of Peoples common stock exchanged for cash in lieu of fractional shares of Sovereign common stock will considered in making this representation. Moreover, shares of Peoples common stock and shares of Sovereign common stock held by Peoples shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to such Merger will be considered in making this representation.

     3. Sovereign has no plan or intention to reacquire any of its common stock issued in the Merger.

     4. Sovereign has no plan or intention to sell or otherwise dispose of any of the assets of Peoples acquired in the Merger, except for dispositions made in the ordinary course of business,

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

transfers of assets to a corporation controlled by Sovereign, and the transfer contemplated by the Bank Merger.

     5. The liabilities of Peoples assumed by Sovereign and the liabilities to which the transferred assets of Peoples are subject were incurred by Peoples in the ordinary course of its business.

     6. Following the Merger, Sovereign will continue the historic business of Peoples or use a significant portion of Peoples' historic business assets in a business.

     7. Sovereign, Peoples, and the shareholders of Peoples will pay their respective expenses, if any, incurred in connection with the Merger.

     8. There is no intercorporate indebtedness existing between Peoples and Sovereign that was issued, acquired, or will be settled at a discount.

     9. No two parties to the Merger have more than 25% of the value of their assets invested in stock and securities of any one issuer and not more than 50% of the value of their assets invested in five or fewer issuers.

     10. Peoples is not insolvent and is not under the jurisdiction of a bankruptcy or similar court, a receivership, a foreclosure, or similar proceeding of a Federal or State court.

     11. The fair market value of the assets of Peoples transferred to Sovereign will equal or exceed the sum of the liabilities assumed by Sovereign plus the amount of the liabilities, if any, to which the transferred assets are subject.

     12. The payment of cash in lieu of fractional shares of Sovereign common stock is solely for the purpose of avoiding the expense and inconvenience to Sovereign of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Peoples shareholders of record instead of issuing fractional shares of Sovereign common stock will not exceed 1% of the total consideration that will be issued in the Merger to the shareholders of Peoples in exchange for their shares of Peoples common stock. The fractional share interests of each Peoples shareholder of record will be aggregated, and no Peoples shareholder will receive cash in an amount equal to or greater than the value of one full share of Sovereign common stock.

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

     13. None of the compensation received by any shareholder-employees of Peoples will be part of the consideration for Peoples common stock. The compensation to be paid to shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid by third parties bargaining at arm's length for similar services. None of the stock to be received by any shareholder-employee of Peoples is separate consideration for any compensation owed to such shareholder-employee.

     14. At the time Sovereign executed the Sovereign Rights Agreement, and as of the date of this Certificate, the likelihood of the Sovereign Stock Purchase Rights being exercised was, and is, both remote and speculative.

     15. The fair market value of the Sovereign Bank common stock to be constructively received by Sovereign will be approximately equal to the fair market value of the Trenton Savings common stock exchanged therefor.

     16. Sovereign has no plan or intention to sell, exchange, or otherwise dispose of a number of shares of Sovereign Bank common stock that would reduce its ownership of Sovereign Bank common stock constructively received in the Bank Merger to a number of shares having a value, as of the effective date of such merger, of less than 50% of the value of all of the formerly outstanding Trenton Savings common stock as of the same date.

     17. Sovereign Bank has no plan or intention to sell or otherwise dispose of the assets of Trenton Savings acquired in the Bank Merger, except for (i) dispositions made in the ordinary course of business and (ii) transfers of assets to a corporation controlled by Sovereign Bank.

     18. The liabilities of Trenton Savings assumed by Sovereign Bank and the liabilities to which the transferred assets of Trenton Savings are subject were incurred by Trenton Savings in the ordinary course of its business.

     19. Following the Bank Merger, Sovereign Bank will continue the historic business of Trenton Savings or use a significant portion of Trenton Savings' historic business assets in a business.

     20. Sovereign, Sovereign Bank, and Trenton Savings will pay their respective expenses, if any, incurred in connection with the Bank Merger.

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

     21. There is no intercorporate indebtedness existing between Sovereign Bank and Trenton Savings that was issued, acquired, or will be settled at a discount.

     22. No two parties to the Bank Merger have more than 25% of the value of their assets invested in stock and securities of any one issuer and note more than 50% of the value of their assets invested in five or fewer issuers.

     23. Trenton Savings is not insolvent and is not under the jurisdiction of a bankruptcy or similar court, a receivership, foreclosure, or similar proceeding of a federal or state court.

     24. The fair market value of the assets of Trenton Savings transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     25. The total adjusted basis of the assets of Trenton Savings transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     IN WITNESS WHEREOF, I have, on behalf of Sovereign and Sovereign Bank, signed this certificate as of the 28th day of May, 1999.


                                                     SOVEREIGN BANCORP, INC.


                                                     By: /s/ Jay S. Sidhu
                                                         ----------------------

                                                     Name: Jay S. Sidhu


                                                     Title: President and Chief
                                                            Executive Officer

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